UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 4, 2012
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NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
2980 Fairview Park Drive, Falls Church, Virginia 22042
www.northropgrumman.com
(Address of principal executive offices and internet site)
(703) 280-2900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 4, 2012, Northrop Grumman Corporation (the “Company”) entered into a new 364-day revolving credit facility in an aggregate principal amount of $0.5 billion under a 364-Day Credit Agreement (the "Credit Agreement") among the Company, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and Citibank, N.A., The Royal Bank of Scotland PLC and Wells Fargo Bank, National Association, as Syndication Agents. The Credit Agreement replaced the Company's existing 364-day revolving credit facility in an aggregate principal amount of $0.5 billion entered into on September 8, 2011 (the "2011 364-Day Agreement").
The terms and conditions of the Credit Agreement are substantially similar to the terms and conditions in the 2011 364-Day Agreement. The Credit Agreement contains customary terms and conditions, including covenants restricting the Company’s ability to sell all or substantially all of its assets, merge or consolidate with another entity or undertake other fundamental changes and incur liens. The Company also cannot permit the ratio of its consolidated debt to capitalization (as set forth in the Credit Agreement) to exceed 65 percent. The Credit Agreement contains customary events of default (subject to applicable grace and notice periods), including, among others, defaults based on (1) the nonpayment of principal, interest or fees when due, (2) the failure of representations and warranties to be correct in any material respect, (3) the failure to observe or perform any other covenant or agreement contained in the Credit Agreement, (4) cross-defaults with other debt resulting in the acceleration of the maturity thereof, (5) certain bankruptcy and insolvency events, (6) certain events occurring under the Employee Retirement Income Security Act, (7) events of default occurring under the Company's Second Amended and Restated Credit Agreement dated as of September 8, 2011 and (8) a change of control.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto. Some of the lenders under the Credit Agreement or their respective affiliates have from time to time performed various financial advisory, commercial banking, investment banking or hedging services for us, including repurchases of Northrop Grumman common stock, in the ordinary course of their respective businesses.

Item 1.02. Termination of a Material Definitive Agreement.
In connection with entering into the Credit Agreement, on September 4, 2012, the 2011 364-Day Agreement originally scheduled to expire on September 6, 2012, was terminated. There were no outstanding borrowings under the 2011 364-Day Agreement at the time of termination, and no termination penalties were paid as a result of the termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 above is incorporated herein in its entirety.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1
364-Day Credit Agreement dated as of September 4, 2012, among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as Syndication Agents.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey Corporate Vice President and Secretary
Date: September 7, 2012

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1
364-Day Credit Agreement dated as of September 4, 2012, among Northrop Grumman Corporation, as Borrower; Northrop Grumman Systems Corporation, as Guarantor; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as Syndication Agents.

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